EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 033-59898, No. 333-38143, No. 333-50326 and No. 033-38138)
pertaining to the Investment Incentive Program of Fremont General Corporation of our report dated June 10, 2003, with respect to the financial statements and schedules of the Fremont General Corporation and Affiliated Companies Investment Incentive Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.


                                       /s/  ERNST & YOUNG LLP
                                       -----------------------------------------
                                       Ernst & Young LLP



Los Angeles, California
June 26, 2003